STOEL RIVES LLP
                               ---------------
                                  ATTORNEYS

                          Standard Insurance Center
                       900 SW Fifth Avenue, Suite 2300
                         Portland, Oregon 97204-1268

                           Telephone (503) 224-3380
                              Fax (503) 220-2480
                              TDD (503) 221-1045

                              February 23, 1996







Columbia U.S. Government Securities Fund, Inc.
1301 SW Fifth Avenue
PO Box 1350
Portland, OR 97207

     Re:  Rule 24f-2 Notice

     At your request we have reviewed the Form 24f-2 Notice - Annual Notice of Securities Sold Pursuant to Rule 24f-2 to be filed with the Securities and Exchange Commission (the "Rule 24f-2 Notice") by Columbia U.S. Government Securities Fund, Inc. (the "Fund").

     We have reviewed copies of the Articles of Incorporation and Bylaws of the Fund, the resolutions adopted by the Fund's Board of Directors authorizing the issuance of shares of the Fund's common stock (the "Shares"), and the audited financial statements of the Fund showing the issuance and redemption of shares of Common Stock in fiscal 1995.

     Based upon our review of the documents referred to above and consideration of other matters we deemed necessary, it is our opinion that the Shares issued in fiscal 1995 in reliance on the Registration Statement of the Fund under the Securities Act of 1933, Registration No. 33-8843, as reflected in the Rule 24f-2 Notice, were legally issued and are fully paid and nonassessable.

                                        Very truly yours,

                                        STOEL RIVES LLP

                                        STOEL RIVES LLP